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                                    EXHIBIT 10.6.3

                                  FORD MOTOR COMPANY

                     IMPORTED VEHICLE SALES AND SERVICE AGREEMENT

                                 STANDARD PROVISIONS

1.  NOTICES

    Any notice or designation required or permitted by this agreement shall be in writing and shall be given by personal delivery or by first-class mail, postage prepaid. Notices to the Company shall be delivered to or addressed to the District Sales Manager of the area in which the Dealer is located; notices to the Dealer shall be delivered to any person designated in paragraph F(ii) of this agreement or directed to the Dealer at the Dealer's principal place of business as described herein.

2.  OPERATION OF BUSINESS

    (a) SALES AND SERVICE RESPONSIBILITY. The Dealer shall vigorously and aggressively promote, solicit and make sales of IMPORTED VEHICLES at retail, and of other IMPORTED PRODUCTS at retail and wholesale, in the DEALER'S LOCALITY in volumes that are satisfactory in the considered business judgment of the Company in the light of, among other things, the total sales and registrations of IMPORTED VEHICLES and other foreign and domestic vehicles of similar price and function in such locality, the retail sales objectives for IMPORTED PRODUCTS established for the Dealer by the Company from time to time, the number and location of other IMPORTED PRODUCT dealers in such locality and the sales and registrations of IMPORTED VEHICLES, other IMPORTED PRODUCTS and other imported and domestic vehicles of similar price and function in any of the Company's sales zone, district or region in which the Dealer is located. The Dealer shall also render prompt, workmanlike, courteous and willing service on all IMPORTED PRODUCTS presented to his place of business for such purpose, including without limitation all service to which a purchaser of an IMPORTED PRODUCT from any authorized dealer may be entitled, pursuant to the Company's then current Warranty and Policy Manual; however, the Dealer shall render warranty and policy service on eligible IMPORTED PRODUCTS to all purchasers of any such products from any authorized dealer. The Dealer shall not be limited to residents of the DEALER'S LOCALITY in making sales or rendering service.

    (b) PLACE OF BUSINESS, FACILITIES AND EQUIPMENT. The Dealer shall establish and maintain a place of business at a location mutually satisfactory to the Dealer and the Company, which shall (i) contain such space for the storage, display, sale and service of IMPORTED VEHICLES at retail and GENUINE NEW PARTS at retail and wholesale, the retail sale of used vehicles, customer parking and waiting, and office functions, and (ii) be equipped with such tools and diagnostic and other equipment, as will meet facility, tool and equipment standards established by the Company from time to time, in the exercise of its considered business judgment, for all IMPORTED PRODUCTS dealers of comparable market area and


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    sales potential and as will enable the Dealer to fulfill his sales and service responsibilities hereunder. The Dealer shall maintain the operation of such place of business during and for not less than the business hours customary in the trade in the area, and shall not move or alter the same or establish any other place of business for the sale or service of IMPORTED PRODUCTS or the retail sale of used vehicles at any other location, without the prior written consent of the Company.

    (c) CAPITAL. The Dealer at all times shall maintain and employ in connection with the Dealer's business and operations under this agreement such investment, net working capital, net worth, lines of credit and retail finance plans as may be required to enable the Dealer to fulfill all of the Dealer's responsibilities under this agreement.

    (d) SIGNS. The Dealer shall identify the Dealer's place of business as an authorized sales and service establishment for IMPORTED PRODUCTS with such signs as are consistent with standards established by the Company from time to time and approved by the Company with respect to any display therein of any trademark or trade name used or claimed by the Company.

    (e) PERSONNEL. The Dealer shall employ and train a sufficient number of competent personnel of good character, including, without limitation, managers, salesmen and service technicians, to fulfill all of the Dealer's responsibilities under this agreement, and shall cause such personnel to attend such training schools as the Company may establish for them from time to time.

    (f) ACCOUNTING SYSTEM. The Dealer shall install and use in his business in IMPORTED PRODUCTS and trade-ins thereon an accounting system in accordance with the Company's manuals of accounting procedures for its authorized dealers. Such system shall be given priority in use by the Dealer but shall not be exclusive of any other system the Dealer may desire to use.

    (g) REPORTS. The Dealer shall furnish to the Company, at the times and on the forms prescribed by the Company, complete, accurate and true statements of the financial condition and operating results of the Dealer's business in IMPORTED PRODUCTS and trade-ins thereon, and such sales and other reports as the Company from time to time may require. All such statements and reports shall be based whenever applicable upon the accounting system referred to in subparagraph 2(f) hereof. Financial information furnished by the Dealer shall be handled on a confidential basis by the Company and, unless authorized by the Dealer or required by law, or offered in evidence in judicial or arbitration proceedings, shall not be furnished, except as an unidentified part of a composite or coded report, to any party outside of the Company.

    (h) THE DEALER'S STOCKS. The Dealer, subject to the Company's filling his orders, shall maintain stocks of IMPORTED VEHICLES and GENUINE NEW PARTS of an assortment and quantity adequate to meet the Dealer's share of current demand therefor in the DEALER'S LOCALITY and enable the Dealer to meet his sales and service responsibilities hereunder.


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    (i) THE DEALER'S ORDERS.  The Dealer shall furnish the Company each month on the dates and forms designated by the Company, (i) orders for the numbers and models of IMPORTED VEHICLES the Dealer will purchase during such further succeeding months as the Company may designate from time to time, (ii) estimates of the Dealer's requirements of IMPORTED VEHICLES for such succeeding months as the Company from time to time may request, and orders for the Dealer's requirements of GENUINE NEW PARTS.

    (j) DEMONSTRATORS. The Dealer shall keep available at all times in good appearance and running order for demonstration purposes an adequate number of new IMPORTED VEHICLES of the latest year model.

    (k) CUSTOMER HANDLING. The Dealer shall cooperate with Company programs, and develop and maintain his own programs, designed to develop good relationships between the Dealer and the public. The Dealer shall make reasonable efforts to handle satisfactorily all matters brought to his attention relating to the sale and servicing of IMPORTED PRODUCTS, shall make regular contact with owners and users of IMPORTED PRODUCTS in the DEALER'S LOCALITY, and shall report promptly to the Company the details of each inquiry or complaint received by the Dealer relating to any IMPORTED PRODUCT which the Dealer cannot handle satisfactorily. The Dealer shall not display, offer for sale, or promote as a GENUINE NEW PART, any part or
    accessory which is not in fact a GENUINE NEW PART.   The Dealer shall not
    make directly or indirectly any false or misleading statement or representation to a customer as to any IMPORTED VEHICLE, GENUINE NEW PART or other item of purchase, or the source, condition or capabilities thereof, or the prices or charges therefor, or the charges made by the Company for distribution, delivery, taxes or other items.

    (l) CUSTOMER DEPOSITS. The Dealer shall use all reasonable efforts to safeguard each deposit of cash or property (and proceeds therefrom) received from a customer in anticipation of a future delivery of an IMPORTED VEHICLE until such delivery is consummated.

    (m) TRADE PRACTICES AND ADVERTISING. The Dealer shall conduct business in a manner that will reflect favorably at all times on the good name and reputation of the Company and IMPORTED PRODUCTS; and avoid in every way any "BAIT," deceptive, misleading, confusing or illegal advertising or business practice. The Company shall not employ or encourage any dealer to employ any such practice.

    (n) INSPECTIONS AND TESTS. The Dealer shall allow persons designated by the Company, at reasonable times and intervals, to examine the Dealer's facilities, stocks of IMPORTED PRODUCTS and used vehicles and vehicles in for service, to test the Dealer's equipment and to examine, copy and audit any or all of the Dealer's records and documents relating in any way to the Dealer's business hereunder. The Dealer shall maintain all records and documents relating to claims made upon or paid by the Company for one (1) year from the date of payment in the case of warranty and policy claims and for two (2) years from the date of payment in the case of any other claims.


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    (o) SUGGESTED PRICE LABELS.  If any passenger car IMPORTED VEHICLE is delivered by the Company to the Dealer with an incorrect label, or without a completed label, affixed thereto pursuant to the Federal Automobile Information Disclosure Act, the Dealer shall promptly complete and affix to such vehicle a label on the form and in accordance with the directions furnished by the Company.

    (p) INDEMNIFICATION BY THE COMPANY. The Company shall defend, indemnify, hold harmless and protect the Dealer from any losses, damages or expense, including costs and attorney's fees, resulting from or related to lawsuits, complaints or claims commenced against the Dealer by third parties concerning:

         (1) Property damage to an IMPORTED PRODUCT or bodily injury or property damage arising out of an occurrence caused solely by a "production defect" in that product (i.e., due to defective materials or workmanship utilized or performed at the factory), except for any "production defect" in tires and diesel engines made by others, provided, however, that the "production defect" could not have been discovered by the Dealer in the reasonable predelivery inspection of the IMPORTED VEHICLE as recommended by the Company.

         (2) Property damage to an IMPORTED PRODUCT or bodily injury or property damage arising out of an occurrence caused solely by a defect in the design of that product, except for a defect in the design of tires or diesel engines made by others.

         (3) Any damage occurring to a new IMPORTED VEHICLE and repaired by the Company (excluding removal and replacement of an entire component with a like component where no welding, riveting or painting is involved), from the time the IMPORTED VEHICLE leaves the Company's assembly plant or warehouse to the time it is delivered to the Dealer's designated location, provided the Company failed to notify the Dealer in writing of such damage and repair in transit prior to delivery of the IMPORTED VEHICLE to the first retail customer.

    In the event that any legal action arising out of any of these causes is brought against the Dealer, the Company shall undertake, at its sole expense, to defend said action on behalf of the Dealer when requested to do so by the Dealer, provided that the Dealer promptly notifies the Company in writing of the commencement of the action against the Dealer and cooperates fully in the defense of the action in such manner and to such extent as the Company may reasonably require (provided, however, that the Company shall have the right to continue the suit in the name of the Dealer, if the Company deems such action to be necessary). Should the Company refuse to undertake the defense on behalf of the Dealer, or fail to undertake an adequate defense, the Dealer may conduct its own defense and the Company shall be liable for the cost of such defense, including reasonable attorney's fees, together with any verdict, judgment or settlement paid by the Dealer (provided, however, that the Dealer shall notify the Company within a reasonable period of any such settlement).

         (4) Personal injury or property damage arising solely out of a negligent or improper act of any employee of the Company.


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3.  SALES TO OTHERS AND PURCHASES FROM OTHERS

    The Dealer reserves the right to make purchases from others without liability of any kind to the Company, provided that the Dealer shall not be relieved of any responsibility under this agreement. The Company reserves the right to make sales to others (including without limitation to other dealers) and to appoint other or additional dealers in IMPORTED PRODUCTS without liability of any kind to the Dealer. The Dealer shall be given an opportunity to discuss with Company representatives the appointment of any additional dealer in IMPORTED VEHICLES in the DEALER'S LOCALITY prior to the Company's appointing the same.

4.  CONSIDERATION OF ORDERS

    The Company shall make reasonable efforts to fill each order of the Dealer that is accepted by the Company, but shall not be liable in any respect for failure or delay in shipping any accepted order that is due wholly or in part to any shortage of material, labor, transportation, or utility service, or to any labor or production difficulty of the Company, any source supplying IMPORTED PRODUCTS to the Company, or their suppliers, or to any cause beyond the Company's control or without the Company's fault or negligence. The Company shall not be liable for shipping IMPORTED PRODUCTS over routes or by means of transportation not specified by the Dealer.

5.  PRICES AND CHARGES

    The Dealer shall pay the Company the DEALER PRICE for each IMPORTED PRODUCT purchased from the Company by the Dealer, plus the Company's charges for reimbursement for all applicable taxes and duties, plus any applicable holdback deposit, plus any charge for import handling or advertising and reimbursement of taxes not included in the DEALER PRICE. The Company may change such DEALER PRICE, charges or deposit at any time without notice. Such price, charges and deposit shall be those in effect, and delivery to the Dealer shall be deemed made and the order filled, on the date of delivery to the carrier or to the Dealer, whichever occurs first. If the Company increases the DEALER PRICE for any IMPORTED PRODUCT, the Dealer may cancel, by notice to the Company within ten (10) days after his receipt of notice of the increase, any orders for such product placed by him prior to receiving notice of the increase and unfilled at the time the Company receives his notice of cancellation.

6.  TERMS AND TITLE

    (a) PAYMENT. Payment for each IMPORTED PRODUCT purchased by the Dealer shall be made in cash in advance unless the invoice or the Company's then current and applicable wholesale payment plan provides otherwise, in which event the terms of the invoice or such plan shall govern. Receipt of any commercial paper shall not constitute payment until collected in full. The Dealer shall pay all collection charges.


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    (b)  TITLE.  Title to each IMPORTED PRODUCT purchased by the Dealer shall pass to the Dealer, or to the finance institution designated by him, upon delivery by the Company to the carrier or the Dealer, whichever occurs first, but the Company shall retain a security interest in and right to repossess any product until paid therefor.

    (c) LOSSES, SHIPPING AND STORAGE CHARGES. The Dealer shall bear all risk of loss or damage to, and all shipping charges applicable to any IMPORTED VEHICLE purchased by him occurring or accruing after delivery of the vehicle to him or the carrier f.o.b. at a Company designated location. The Dealer shall be responsible for and pay any and all demurrage, storage and other charges accruing after arrival of any shipment at its destination.

    (d) STATE AND LOCAL TAXES. As a part of each order, the Dealer represents and warrants that all IMPORTED PRODUCTS are purchased for resale in the ordinary course of business and that he has complied with all requirements for his collection and/or payment of applicable sales, use and like taxes. The Dealer agrees to make timely and proper return and payment of all applicable sales, use and like taxes, and to hold the Company harmless from all claims and demands therefor.

7.  REFUNDS ON DEALER PRICE REDUCTIONS

    If the Company changes the DEALER PRICE for any then current year model of IMPORTED VEHICLE (or for any new year model which replaces an equivalent next prior year model) or any factory-installed options therefor, the Company shall pay or credit to the Dealer, for each unused, undamaged and unsold IMPORTED VEHICLE and each Dealer-owned demonstrator of record, of such current (or next prior) year model in the Dealer's stock or service on the effective date of such change, the difference between the total DEALER PRICES for such stock or demonstrator vehicle and factory-installed options thereon before and after such changes, provided (i) such changes result, after allowing for all other sums paid or offered by the Company on the vehicle or its options, in a net price reduction for the vehicle as so equipped in excess of Five Dollars ($5.00), (ii) the vehicle was purchased from the Company or another authorized dealer within the next preceding twelve (12) months, (iii) no substantial change has been made in the opinion of the Company in the capacity, performance, size, weight, design, and/or specifications of the vehicle or its factory-installed options, and
    (iv) the Dealer applies for such payment or credit on the form, in the time and with the supporting evidence specified by the Company.

    Notwithstanding anything to the contrary in this paragraph 7, the Company shall have no obligation to make any refund or credit hereunder with respect to: (i) any reduction in the amount of the Company's charges for reimbursement of taxes; (ii) any reduction in any contribution for advertising or sales promotion; (iii) any reduction in or lower DEALER PRICE for any option not factory-installed; (iv) any reduction in or lower DEALER PRICE made by the Company in response to any law, order, regulation or request of any government or governmental agency; or (v) any price change or sum paid or offered by the Company with respect to any IMPORTED PRODUCT unless it is announced by the Company as a reduction in the DEALER PRICE, and is reflected in the Company's Suggested List Price, for such product.


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8.  CHANGES WITH RESPECT TO IMPORTED PRODUCTS

    The Dealer acknowledges that the Company's plans for continued importation and sale of IMPORTED PRODUCTS and its domestic marketing strategy therefor depend upon satisfactory prices from the supplier(s) thereof, and will be affected, among other things, by changes in international relationships, world market conditions, foreign exchange rates and U.S. customs duties and surcharges, the development of competitive products domestically produced by the Company or other manufacturers, as well as satisfactory shipments, sales and profits. Accordingly, the Dealer recognizes that at any time and from time to time:

    (a)  The design of any IMPORTED PRODUCT may be changed without notice, or

    (b)  Upon notice to the Dealer, the Company may:

         (i)       reduce or discontinue the importation of any IMPORTED
                   PRODUCT, or
         (ii) provide the Dealer a new product in place of any IMPORTED PRODUCT, or
         (iii)     market a competitive product through other dealers,

    all without any liability or obligation to the Dealer, including without limitation, any obligation with respect to any IMPORTED PRODUCT theretofore ordered or purchased by, or delivered to the Dealer.

9.  WARRANTY

    (a) IMPORTED VEHICLE WARRANTY. The Company shall from time to time establish, by notice to the Dealer, the warranty to the owner applicable to each IMPORTED VEHICLE. There shall be NO OTHER WARRANTY, express or implied, including any warranty of MERCHANTABILITY OR FITNESS, or any other obligation of the Company to the Dealer or the owner with respect to the IMPORTED VEHICLE or any part thereof except the warranty established pursuant to this subparagraph. The Dealer shall expressly incorporate such warranty as a part of each buyer's order form or other contract for the sale of an IMPORTED VEHICLE and shall deliver a copy of the warranty, in the form furnished by the Company, to the owner at the time the IMPORTED VEHICLE is delivered to the owner, all in accordance with instructions set forth in the Company's then current Warranty and Policy Manual and supplements thereto (hereinafter called "Warranty Manual").

    (b) GENUINE NEW PART WARRANTY. The Company shall from time to time establish, by notice to the Dealer, the warranty applicable to each GENUINE NEW PART. There shall be NO OTHER WARRANTY, express or implied, including any warranty of MERCHANTABILITY OR FITNESS, or any other obligation of the Company to the Dealer or the customer with respect to any GENUINE NEW PART or any part thereof except the warranty established pursuant to this subparagraph.


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10. OWNER LITERATURE

    The Dealer shall deliver to each retail purchaser of an IMPORTED VEHICLE from him, information concerning the warranty, product service and dealer service policies in such form as may then be in effect.

11. PREDELIVERY INSPECTION

    The Dealer shall, at his own expense, unless the Company shall establish a reimbursement procedure therefor, inspect and condition each IMPORTED VEHICLE before delivery to a retail customer in accordance with schedules and instructions furnished by the Company from time to time.

12. DEALER NOT AGENT OF THE COMPANY

    This agreement does not in any way create the relationship of principal and agent between the Company and the Dealer; and under no circumstances shall the Dealer be considered to be the agent of the Company. The Dealer shall not act or attempt to act, or represent himself, directly or by implication, as agent of the Company or in any manner create or attempt to create any obligation on behalf or in the name of the Company.

13.      TRADEMARKS AND TRADE NAMES

    (a) LIMITATIONS ON USE. The Dealer shall not use, or permit the use of, the word "Ford" or any other trademark or trade name used or claimed by the Company or any source supplying IMPORTED PRODUCTS to the Company, or coined words or combinations containing the same or parts thereof, either as a part of any firm name or trade name unless the Company shall consent thereto in writing, or in connection with any business conducted by the Dealer other than dealing, under this agreement, in IMPORTED PRODUCTS to which such mark or name refers, and in trade-ins thereon, and then only in the manner, form and extent approved by the Company. The Dealer shall accomplish discontinuance of such use on request of the Company at any time.

    (b) PROTECTION AND NON-CONTEST. The Dealer shall promptly carry out all instructions issued by the Company from time to time to protect and promote any trademark or trade name used or claimed by the Company or any source supplying IMPORTED PRODUCTS to the Company, and shall not contest the validity of, or the right of the Company or any such source to exclusive use of, any such trademark or trade name.

14.      TERMINATION

    (a)  BY THE COMPANY.  The Company may terminate this agreement:

         (1) By notice given to the Dealer not less than ninety (90) days prior to the effective date of such notice in the event the Dealer shall have failed to fulfill any one or more of the Dealer's responsibilities set forth in this agreement.


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         (2)  By notice given to the Dealer, effective immediately, in any of the following events: (i) failure of the Dealer to fulfill any one or more of the Dealer's responsibilities set forth in paragraphs 5 as to prices or charges, 6 as to terms or title, and 13 as to trademarks and trade names; (ii) any assignment or attempted assignment by the Dealer of any interest in this agreement or any change, however accomplished, in the direct or indirect ownership or management of the Dealer from that set forth in paragraph F, without the Company's prior written assent;
              (iii) failure of the Dealer for any reason to function in the ordinary course of business or to keep his place of business open during and for not less than the hours customary in the trade in his area; (iv) any conviction in a court of competent jurisdiction of the Dealer or any person named in paragraph F, or any disagreement between or among such persons, which in the opinion of the Company may affect adversely the ownership, operation, management, business, reputation or interest of the Dealer or the Company; (v) submission by the Dealer to the Company of any false or fraudulent report or statement, including without limitation claims for labor or parts under paragraph 9 as to warranties, and claims for any other sum from the Company;
              (vi) the Dealer shall have continued or repeated any advertising or practice contrary to subparagraph 2(m) or shall have engaged in similar advertising or practices after notice from the Company that the same may be regarded by the Company as a basis for termination of this agreement; (vii) the Dealer shall have continued or repeated any customer handling practice contrary to subparagraph 2(k) or shall have engaged in similar customer handling or practices after notice from the Company that the same may be regarded by the Company as a basis for termination of this agreement; (viii) misrepresentation by the Dealer to the Company as to the ownership or management of the Dealer either in connection with the application for this agreement or thereafter;
              (ix) if the Dealer has been holding one or more other sales and service agreements from the Company covering other vehicles made or sold by the Company, the termination for any reason of any such other agreement by either the Company or the Dealer; (x) any of the reasons set forth in subparagraph 8(b) hereof (except clause (iii) thereof) with respect to IMPORTED VEHICLES.

         (3) By notice given to the Dealer not less than thirty (30) days prior to the effective date of such notice in the event the Company decides to terminate all outstanding sales agreements with Dealers for IMPORTED PRODUCTS and to offer to them a new or amended form or forms of sales and service agreement.

    (b) BY EITHER PARTY. Either party may terminate this agreement by notice given to the other, effective immediately, in any of the following events: (i) dissolution of the Dealer if the Dealer is a corporation or partnership; (ii) insolvency of the Dealer, inability of the Dealer to meet debts as they mature, filing by or against the Dealer of any petition under any bankruptcy or reorganization or receivership law, appointment by a court of a temporary or permanent receiver or trustee or custodian for the Dealer


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         or all or any part of the Dealer's business, or an assignment by the
         Dealer for benefit of creditors; (iii) failure of either party to obtain or maintain any required license; or (iv) death or physical or mental incapacity of any owner of the Dealer named in paragraph F, provided, however, that in order to facilitate orderly liquidation of the dealership, the Company shall defer the effective date of termination for a period of from three months to one year, as the Company may determine, if the representative of such deceased or incapacitated owner shall so request.

    (c) BY THE DEALER. The Dealer may terminate this agreement at any time at will by notice given to the Company at least thirty (30) days prior to the effective date of such notice.

15.      ACTS IN GOOD FAITH

    The Dealer acknowledges that each of the Dealer's responsibilities under this agreement is reasonable, proper and fundamental to the purposes of this agreement and failure by the Dealer to fulfill any of the same would constitute a material breach of this agreement. The Dealer further acknowledges that the occurrence of any of the events of immediate termination described in subparagraphs 14(a)(2) or 14(b) would seriously impair fundamental considerations upon which this agreement is based, and that the right of termination reserved in subparagraph 14(a)(3) for the offer of new sales and service agreements is necessary to permit the Company to remain competitive at all times with other manufacturers and sellers of vehicles. The Dealer agrees that if the Company or any of its representatives (i) requests the Dealer to fulfill any of such responsibilities, or (ii) believes that any such failure, occurrence or event is occurring or has occurred and advises the Dealer that, unless remedied, such failure, occurrence or event may result in termination or nonrenewal of this agreement by the Company, or (iii) recommends or gives notice of termination or nonrenewal of, or terminates, or does not renew, this agreement because of any such failure, occurrence or event, then such request, advice, recommendation, notice, termination or nonrenewal shall not be considered to constitute or be evidence of coercion or intimidation, or threat thereof, or action not in good faith.

16.      OPPORTUNITY TO CURE

    Notwithstanding anything herein to the contrary, the Company shall give the Dealer a reasonable opportunity to cure any failure by the Dealer to fulfill any of the Dealer's responsibilities set forth in paragraphs 2 as to operation of his business, 5 as to prices and charges, 6 as to terms and title, 9 as to warranties, 10 as to owner literature, 11 as to predelivery inspection, 12 as to no agency and 13 as to trademarks and trade names prior to giving the Dealer notice of termination or nonrenewal based upon such failure.

17. DISPOSITION OF THE DEALER'S ASSETS

    The Dealer agrees that the Company has the right to select the dealers it shall appoint to distribute products made or sold by it and may decline to appoint, as an authorized dealer of the Company, any purchaser or prospective purchaser of any of the assets or capital stock of the Dealer upon the termination of this agreement or otherwise.


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18. OBLIGATIONS UPON TERMINATION

    Upon termination or nonrenewal of this agreement the Dealer shall cease to be an authorized dealer in IMPORTED PRODUCTS and shall:

    (a) SUMS OWING THE COMPANY. Pay to the Company all sums owing from the Dealer to the Company.

    (b) DISCONTINUANCE OF USE OF TRADEMARKS AND TRADE NAMES. At the Dealer's expense (i) remove all signs erected or used by the Dealer, or by any business affiliated with the Dealer and bearing any trademark or trade name used or claimed by the Company or any source supplying IMPORTED PRODUCTS to the Company (except as such use may be permitted under other sales and service agreements with the Company), or any word indicating that the Dealer is an authorized dealer in any IMPORTED PRODUCT; (ii) erase or obliterate all such trademarks, trade names and words from stationery, forms and other papers used by the Dealer or any business affiliated with the Dealer; (iii) permanently discontinue all advertising of the Dealer as an authorized dealer in any IMPORTED PRODUCT; and (iv) refrain from doing anything that would indicate that the Dealer is or was an authorized dealer in any IMPORTED PRODUCT. If the Dealer does not comply with any of the requirements of this paragraph 18(b), the Dealer shall reimburse the Company for all costs and expenses, including attorneys' fees, incurred by the Company in effecting or enforcing compliance.

    (c) ASSIGNMENT OF ORDERS AND CUSTOMER DEPOSITS. Assign to the Company, or its nominee, all customer orders for IMPORTED PRODUCTS which the Dealer has not filled, and all customer deposits made thereon; and deliver to the Company the names and addresses of the Dealer's existing and prospective customers of IMPORTED PRODUCTS.

    (d) CANCELLATION OF ORDERS. Termination or nonrenewal of this agreement shall operate to cancel each order for an IMPORTED PRODUCT theretofore received by the Company from the Dealer and unfilled (as defined in paragraph 5) on the effective date of termination or nonrenewal.

    (e) WARRANTY WORK. The Dealer shall cease to be eligible to receive reimbursement from the Company with respect to any work thereafter performed or part thereafter supplied under any warranty or policy applicable to any IMPORTED PRODUCT, unless specifically authorized by the Company in writing to perform such work and then only in the manner and for the period of time set forth in such authorization.

    (f) SERVICE RECORDS. The Dealer shall deliver to the Company or its nominee all of the Dealer's records with respect to predelivery, warranty, policy, campaign and other service work of the Dealer.

    19. REACQUISITION OF IMPORTED PRODUCTS AND ACQUISITION OF THE DEALER'S SIGNS, TOOLS AND EQUIPMENT


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

         Upon termination or nonrenewal of this agreement by the Company (except pursuant to subparagraph 14(a)(3) unless the Dealer shall fail to accept a new agreement) or by the Dealer, the Dealer may elect, as provided in paragraph 20, to have the Company purchase or accept upon return from the Dealer, in return for his general release specified in paragraph 20:

         (a) IMPORTED VEHICLES. Each unused, undamaged and unsold IMPORTED VEHICLE (including all factory-installed options thereon) in the Dealer's stock on the effective date of such termination or nonrenewal, provided such vehicle is in first-class saleable condition, is of a then current year model, has not been altered since purchase from the Company, and was purchased by the Dealer from the Company or another authorized dealer in IMPORTED VEHICLES prior to the time the Dealer first learned of the prospective termination or nonrenewal of this agreement. The price for such IMPORTED VEHICLE shall be its DEALER PRICE, plus the Company's charges for holdback deposits, import handling, advertising and reimbursement of taxes if the same are not included in the DEALER PRICE at the time it was purchased from the Company, less all allowances previously paid or offered thereon by the Company.

    (b)  GENUINE NEW PARTS.

         (i) Each unused, undamaged and unsold GENUINE NEW PART (including unopened appearance and maintenance materials and paint) in the Dealer's stock on the effective date of termination or nonrenewal, provided such part is offered for sale by the Company to authorized IMPORTED VEHICLE dealers in the Company's then current price list of pass and accessories, is in first-class saleable condition and was purchased by the Dealer either from the Company or in reasonable volume from another authorized dealer in IMPORTED VEHICLES prior to the time the Dealer first learned of the prospective termination or nonrenewal of this agreement.

         (ii) Each unused, undamaged and unsold accessory for IMPORTED VEHICLES in the Dealer's stock on the effective date of termination or nonrenewal, provided such accessory is in first-class saleable condition, was purchased by the Dealer either from the Company or another authorized dealer in IMPORTED VEHICLES prior to the time the Dealer first learned of the prospective termination or nonrenewal of this agreement, and was sold by the Company either for use in an IMPORTED VEHICLE that is a current year model on such effective date or within the twelve months next preceding such effective date.

         (iii) The price for each such part or accessory shall be its DEALER PRICE in effect on the effective date of termination or nonrenewal, less all allowances and discounts paid or offered thereon by the Company.


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

         (iv) The Dealer at his own expense shall carefully pack and box such of the eligible parts and accessories as the Company may direct and the Company shall pay the Dealer an additional 5% of the DEALER PRICE of the eligible parts and accessories so packed and boxed.

    (c) THE DEALER'S SIGNS. Each sign or portion thereof bearing the word "Merkur" or any trademark or trade name used or claimed by the Company pertaining to IMPORTED PRODUCTS which is located at a place of business of and is owned by the Dealer on the effective date of termination or nonrenewal, and was approved by the Company pursuant to subparagraph 2(d) hereof. The price for each such sign or part thereof shall be its fair market value on such effective date as agreed by the Company and the Dealer, or, if they cannot agree, as determined by a qualified independent appraiser selected by the Company and the Dealer.

    (d) TOOLS AND MECHANICAL EQUIPMENT. All tools and automotive service equipment owned by the Dealer on the effective date of termination or nonrenewal which were designed especially for servicing IMPORTED PRODUCTS, which are of a type and number recommended in writing by the Company, which are in usable and good condition except for reasonable wear and tear, and which were purchased by the Dealer within the three
         (3) year period preceding the effective date of termination or nonrenewal. The price for each such tool and item of automotive service equipment shall be its fair market value on such effective date as agreed by the Company and the Dealer, or, if they cannot agree, as determined by a qualified independent appraiser selected by the Company and the Dealer.

    (e) PROCEDURES, DELIVERY AND TITLE. The Dealer shall return all property to be purchased or reacquired by the Company pursuant to this paragraph 19 in accordance with the procedures and timetables then established by the Company, shall deliver such property at the Dealer's place of business unless the Company directs otherwise (in which event the Company shall pay transportation costs to the place of delivery) and shall furnish a general warranty bill of sale thereof satisfactory to the Company, together with evidence satisfactory to the Company that the Dealer has complied with all applicable bulk sales laws and that such property is free and clear of all claims, liens and encumbrances.

    (f) PAYMENT. The Company shall pay the Dealer for the property purchased or reacquired by it pursuant to this paragraph 19 within a reasonable time following the Dealer's fulfillment of all of the Dealer's obligations under paragraph 18 and this paragraph 19, subject to the Dealer's tender of a general release as specified in paragraph 20 and subject to offset of any obligations then owing by the Dealer to the Company.

    (g) ASSIGNMENT OF BENEFITS. As an assist to the Dealer in effecting an orderly transfer of his assets to a replacement dealer and to minimize possible interruptions in customer convenience and service, in the event of termination or nonrenewal by either party, any rights or benefits with respect to subparagraphs 19(a), 19(b), 19(c) and 19(d), herein may be assigned by the Dealer to anyone to whom the Dealer has agreed to sell the respective property and whom the Company has approved as a replacement for the Dealer. Such assignments will be subject to Dealer's fulfillment of his obligations under paragraph 18 and this paragraph 19 and subject to the Dealer's tender of a general release as specified in paragraph 20.

20. TERMINATION BENEFITS FULL COMPENSATION; GENERAL RELEASE

    If the Company or the Dealer terminates or does not renew this agreement, the Company shall, within a reasonable time after the effective date of such termination or nonrenewal, submit to the Dealer a written tender of the benefits set forth in paragraph 19, including an estimate of the amount to be paid thereunder, and a form for the Dealer to use if he desires to reject and release the Company from providing such benefits. The Dealer shall have thirty (30) days after his receipt of such tender and release form to elect either (i) to reject all of such benefits by executing and returning the release form to the Company within such thirty (30) days, or
    (ii) to accept any or all such benefits as full and complete compensation to the Dealer for such termination or nonrenewal by failing to execute and return the release form within such thirty (30) days. Upon the Dealer's election to accept any of such benefits, the Company shall be released from any and all other liability to the Dealer, however claimed to arise, except for such amounts as the Company may have agreed in writing to pay to the Dealer. The Dealer, simultaneously with his receipt of the benefits provided for in paragraph 19, shall execute and deliver to the Company a satisfactory general release which shall exempt any remaining liability under paragraph 19 or other written agreements.

21. DISPOSITION OF THE DEALERS ASSETS

    In view of the nature, purposes and objectives of the Company's Dealer Sales and Service Agreements, and the differences in operating requirements among dealerships of differing sizes and types of markets, the Company expressly reserves the right to select the dealers with whom it will enter into such agreements so as to maintain as high quality a dealer organization as possible.

    In the event this agreement is terminated or not renewed by either party or if the Dealer plans to terminate or not renew this agreement, the Company acknowledges that the Dealer has the right to negotiate for the sale of the assets of the Dealer at such price as may be agreed upon by the Dealer and the prospective purchaser. In turn, the Dealer acknowledges that the Company has the right to approve or decline to approve any prospective purchaser as to his character, automotive experience, management, capital and other qualifications for appointment as an authorized dealer in IMPORTED PRODUCTS for the dealership operations involved. Approval by the Company of the prospective purchaser shall not, however, be unreasonably withheld. If, in the opinion of the Company, the price to be paid for such assets appears, on the basis of the average operating results of other dealers, to result in an unsatisfactory return on investment so that such prospective purchaser (i) may not remain as a dealer, or (ii) may be impelled to sell IMPORTED PRODUCTS at high noncompetitive prices with a probable reduction in sales volume, the Company may without liability to the Dealer, counsel with such prospective purchaser regarding such opinions.


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

22. DEALER'S SUCCESSOR ON DEATH OR INCAPACITY

    Upon any termination or nonrenewal of this agreement because of the death or incapacity of any owner named in paragraph F(i), the Company shall offer a two-year interim sales agreement for IMPORTED PRODUCTS:

    (a) To any person previously nominated, in an amendment to paragraph F(ii), by such owner as his successor, together with any remaining persons named in paragraph F(i), provided that:

         (i) The nominee has been participating in the management of the dealership for a reasonable period of time and is named in paragraph F(ii) when notice of such termination or nonrenewal is given; and

         (ii) The facilities and capital of the dealership are then satisfactory in the opinion of the Company; and

         (iii) If more than one person has been nominated, the Company in its discretion shall determine to which nominee or nominees the interim agreement shall be offered.

    (b) If there is no valid nominee, then to the spouse of such owner, together with any remaining persons named in paragraph F(i), provided that:

         (i) Managerial authority for the operation of the dealership will be vested in persons named in paragraph F(ii), or in other persons determined by the Company to be qualified; and

         (ii) The facilities and capital of the dealership are then satisfactory in the opinion of the Company.

    (c) Such two-year interim sales and service agreement shall be the same as the Company's then standard sales and service agreement for IMPORTED PRODUCTS, except that it shall be designated as an interim agreement. The Company may, in its discretion, extend the term of any interim sales and service agreement to facilitate the purchase by others of the former owner's interest in the dealership. Before the end of any interim sales and service agreement, the Company shall determine, in its discretion, whether or not the persons named in paragraphs F(i) and F(ii) of such agreement then possess the necessary qualifications, capital and facilities of an authorized dealer. If the Company determines that they do possess the same, the Company shall offer them its then standard form of IMPORTED PRODUCTS sales and service agreement.

    (d) In the event that the persons to whom an interim or standard sales and service agreement is offered do not accept the same within thirty (30) days, the offer shall automatically expire.

    (e) Notwithstanding anything to the contrary in this paragraph 22, the Company shall not be obligated to offer an Interim Agreement to any person if the Company notifies the Dealer in writing prior to termination or nonrenewal of this agreement because of the death or incapacity of an owner named in paragraph F(i) that the Company's plans do not provide for continuation of representation of IMPORTED PRODUCTS at the Dealer's location.

23.      ACKNOWLEDGMENTS

    This agreement terminates and supersedes all other agreements, and constitutes the entire agreement, between the parties with respect to IMPORTED PRODUCTS. Each party acknowledges that, except as expressly set forth herein or elsewhere in writing, no representation, understanding or presumption of law or fact has been made or relied upon (i) which has induced the execution of this agreement or would in any way modify any of its provisions, or (ii) with respect to the effectiveness or duration of this agreement or the sales or profit expectancy of the Dealer. The Dealer also acknowledges that he has voluntarily entered into this agreement without coercion or intimidation or threats thereof from the Company, and that each of its terms and conditions are reasonable, fair and equitable.

24. ASSIGNMENT

    Neither this agreement nor any right or interest hereunder may be assigned by the Dealer without the prior written assent of the Company.

25. NO IMPLIED WAIVERS

    Except as expressly provided in this agreement, the waiver by either party, or the failure by either party to claim a breach, of any provision of this agreement shall not constitute a waiver of any subsequent breach, or affect in any way the effectiveness of such provision.

26. TRANSACTIONS AFTER TERMINATION NOT A RENEWAL

    In the event either party has any business relations with the other party after termination or nonrenewal of this agreement, such relations shall not constitute a renewal of this agreement or a waiver of such termination, but all such transactions shall be governed by terms identical with the provisions of this agreement unless the parties execute a new and different agreement.

27. LIMITATION OF THE COMPANY'S LIABILITY

    This agreement contemplates that all investments by or in the Dealer shall be made, and the Dealer shall purchase and resell IMPORTED PRODUCTS, in conformity with the provisions hereof, but otherwise in the discretion of the Dealer and the Dealer's owners. Except as herein specified, nothing herein contained shall impose any liability on the Company in connection with the Dealer's operations under this agreement or otherwise or for any expenditure made or incurred by the Dealer in preparation for performance or in performance of the Dealer's responsibilities under this agreement.

28. EFFECT OF DETERMINATIONS BY THE COMPANY

    Any determination, opinion or exercise of discretion to be made by the Company in connection with any provision of this agreement shall be made by the Company alone and shall be final, conclusive, and binding upon the parties hereto.

29.      AMENDMENT

    Notwithstanding anything in this agreement to the contrary, the Company shall have the right to amend, modify or change this agreement in case of legislation, government regulation or changes in circumstances beyond the control of the Company that might affect materially the relationship between the Company and the Dealer.

30. MICHIGAN AGREEMENT

    This agreement has been signed by the Dealer and sent to the Company in Michigan for final approval and execution, and has been signed and delivered on behalf of the Company. The parties intend this agreement to be executed as a Michigan agreement and to be construed in accordance with the laws of the State of Michigan.